EXHIBIT 4.1
RESTATED
ARTICLES OF INCORPORATION
OF
U.S ENERGY CORP.
AS AMENDED

Pursuant to the provisions of Section 17-16-202 of the Wyoming Business Corporation Act and a Resolution adopted by its Board of Directors, U.S. Energy Corp. hereby adopts the following Restated Articles of Incorporation, which sets forth all of the operative provisions of the Articles of Incorporation and supersedes the original Articles of Incorporation, all Restated Articles of Incorporation and all amendments thereto.

ARTICLE  I

Name

The name of the Corporation shall be U.S. ENERGY CORP.

ARTICLE  II

Duration

The period of duration of the Corporation shall be perpetual.

ARTICLE  III

Objects, Purposes and Powers

The purposes for which the Corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Wyoming or of the United States and, without limiting the generality of the foregoing, specifically:

1.
To engage in exploring, prospecting, drilling for, developing, mining, extracting, producing, milling, refining, and otherwise processing for its own account and for the account of others any and every type of mineral substance of whatever nature, including but not limited to oil, gas, and other hydrocarbon substances, base and precious metals, and fissionable materials.

2.	To market any and all mineral substances, including all hydrocarbon substances, before or after refinement.

3.
To manufacture, buy, sell, and generally deal in any article, product, or commodity produced as the result of or through the use of any inventions, devices, processes, discoveries, formulae, improvements, and/or modifications of any thereof, or any articles, products, commodities, supplies, and materials used or suitable to be used in connection therewith or in any manner applicable or incidental thereto:  to grant licenses, sub-licenses rights, interests, and/or privileges in respect of any of the foregoing; to supervise or otherwise exercise such control over its licensees or grantees and the business conducted by them, as may be agreed upon in its contracts or agreements with such licensees or grantees, for the protection of its rights and interests therein; and to secure to it the payment of agreed royalties or other considerations.

4.
To form, promote, and assist, financially or otherwise, corporations, syndicates, partnerships, companies, and associations of all kinds; to give any lawful guarantee in connection therewith or otherwise for the payment of money or for the performance of any obligations or undertakings; and to achieve the purposes and exercise the power specified herein, either directly or through subsidiary corporations, syndicates, partnerships, companies, or other associations.

5.
To acquire, own, hold, develop, maintain, operate, manage, lease, sell, exchange, convey, mortgage, dispose of, and otherwise deal in property of every nature and description, both real and personal, whether situated in the United States or elsewhere, so far as permissible by law; to pay for the same in cash, the stock of this Corporation, bonds, or otherwise; to hold, exploit, and develop or in any manner to dispose of or assign the whole or any part of the property so purchased; and to produce, refine, and market any and all minerals or other products from any such operations.

6.
To advance or negotiate the advance of money or interest on securities or otherwise; to lend money or negotiate loans; to draw, accept, endorse, discount, buy, sell, and deliver bills of exchange, promissory notes, bonds, debentures, coupons, and other negotiable instruments and securities; and to issue on commission, subscribe for, take, acquire, and hold, sell exchange, and deal in shares, stock, bonds, obligations, and securities of any government or authority or company.

7.
Generally, to carry on and undertake any business, undertaking, transaction, or operation commonly carried on or undertaken by promoters and financiers; and to engage in any other business which may seem to the Corporation capable of being conveniently carried on in connection with the above or calculated, directly or indirectly, to enhance the value of or render profitable any of the Corporation’s activities or business.

8.
To have one or more offices to carry on all or any of its business and, without restrictions or limits, to purchase or otherwise acquire, and to own, hold, maintain, work, develop, sell, trade, exchange, convey, mortgage, lease, or otherwise dispose of, without limit as to amount, and in any part of the world, any property, real, personal, or mixed, and any interests and rights, in whole or in part, therein.

9.
To apply for, obtain, register, lease, purchase, or otherwise acquire, hold, use, sell, trade, exchange, assign, mortgage, or otherwise dispose of trademarks, copyrights, inventions, trade names, formulae, secret processes, and all improvements and processes used in connection with or secured under letters patent of the United States or of other countries or otherwise, and to grant licenses in respect thereto, and otherwise turn the same to account.

10.
To contract with the United States, or any agency thereof, or any of the states or political subdivisions thereof, or with any persons in authority, municipalities, boards, bureaus, or departments, or any political subdivisions of any state of the United States or colonies or territories thereof, or any foreign countries, or any political subdivisions thereof, and all corporations, firms, associations, and individuals in relation to or in connection with any of the objects, purposes, or business of the Corporation.

11.
To act as a dealer for the sale of its own stocks and bonds and to execute all instruments incident to the above; to enter into underwriting agreements for the sale of its stocks and bonds or other securities; and to make and enter into options for the sale of its stock upon such terms and conditions as are permitted by the laws of the State of Wyoming and the United States.

12.	To indemnify officers, directors, and employees against harm or loss resulting from their actions in their capacities as such.

13.
To purchase or otherwise acquire and to hold, mortgage, pledge, sell, exchanges, or otherwise dispose of securities (which term includes, without limitation of the generality thereof, any shares of stock, bonds debentures, notes, mortgages, or other obligations, and any certifications, receipts, or other instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein or in any property or assets) created or issued by such persons, firms, associations, corporations, or governments or subdivisions thereof; to make payment therefore in any lawful manner; and to exercise, as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.

14.
To lend its uninvested fund s from time to time to such extent to such persons, firms, associations, corporations, governments, or subdivisions thereof, and on such terms and on such security, if any, as the Board of Directors of the Corporation, may determine.

15.
To endorse or guarantee the payment of principal, interest, or dividends upon, and to guarantee the performance, of, sinking-fund or other obligations of any securities, and to guaranteed in any way permitted by law the performance of any of the contracts or other undertaking in which the Corporation may otherwise be or become interested, of any persons, firms, associations, corporation, government or subdivision thereof, or of any other combination, organization, or entity whatsoever.

16.
To conduct is business in Wyoming, other states, the District of Columbia, the territories and colonies of the United States, and foreign countries and territories and colonies thereof; to have one or more officers outside of this state; and to acquire, purchase, hold, mortgage, pledge, assign, transfer, and convey real and personal property out of Wyoming.

17.
In furtherance of and not in limitation of the powers conferred by the laws of the State of Wyoming, the Board of Directors is expressly authorized without the assent or the vote of the stockholders to issue bonds, debentures, or other obligations of the Corporation, secured or unsecured, from time to time, for any of the objects or purposes of the Corporation and to include therein such provisions as the redeemability, convertibility into stock, or otherwise, and to sell or to otherwise dispose of any or all of them, all in such manner and upon such terms as the Board of Directors may deem property and as shall be fixed and stated in a resolution or resolutions adopted by the Board of Directors.

18.
To such extent as a corporation organized under the laws of the State of Wyoming may now or thereafter lawfully do, to do, either as principal or agent and either alone or in connection with other corporations, firms or individuals, all and everything necessary, suitable, convenient, or proper for, in connection with, or incident to the accomplishment of any of the purposes or the attainment of any one or more of the object herein enumerated or designed directly or indirectly to promote the interest of the Corporation or to enhance the value of its properties; and, in general, to do any and all things and exercise any and all powers, rights, and privileges which a corporation may now or thereafter be organized to do or to exercise under the laws of the State of Wyoming or under any act amendatory thereof, supplemental thereto, or substituted therefor.

19.	To become a member of one or more partnerships, limited partnerships, joint ventures, or similar associations.

The several clauses contained in this statement of purposes shall be construed as both purposes and powers; and the statement contained in each clause shall be in nowise limited or restricted, by reference to or inference form the terms of any other clause, but shall be regarded as independent purposes and powers.  No recitation, expression, or declaration of specific purposes or special powers herein enumerated shall be deemed to be exclusive; but it is hereby expressly declared that all other lawful powers not inconsistent herewith are hereby included.

ARTICLE  IV

Capital Stock

The total number of shares of each class of capital stock which the corporation shall have to authority to issue shall be divided into two classes as follows:

100,000 shares of preferred stock with a par value of $.01 per share, and

An unlimited number of shares of common stock with a par value of $.01 per share.

Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances to the Corporation or for any other assets of value in accordance with the action of the Board of Directors whose judgment as to value received in return therefor shall be conclusive and said stock when issued shall be fully paid and nonassessable.

The preferred stock shall be classified, divided and issued in series.  Each series of preferred stock may be issued as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors pursuant to authority vested in it.  Each series is to be appropriately designated prior to the issue of any shares thereof by some distinguishable letter, number or title.  All shares of preferred stock shall be of equal rank and have the same powers, preferences and rights, and shall be subject to the same qualifications, limitation and restrictions, without distinction between the shares of different series thereof, except in regard to the following particulars, which may be different in different series:

1.      The rate of Dividends.
2.      The price at the terms and conditions on which shares may be redeemed.
3.	The amount payable upon shares in the event of voluntary or involuntary liquidation.
4.	Sinking fund provisions for the redemption or purchaser of shares.
5.	The terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion.
6.	Voting rights, if any.

The Board of Directors may, from time to time, increase the number of shares of any series of preferred stock already created by providing that any unissued shares of preferred stock shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of any preferred stock already created providing that any unissued shares previously assigned to such series shall no longer constitute a part thereof.  The Board of Directors is hereby empowered to classify or reclassify any unissued preferred stock by fixing or altering the terms thereof in respect to the above-mentioned particulars and by assigning the same to an existing or newly-created series from time to time before the issuance of such stock.

There is established the series P Preferred Stock.  The number of shares in the series, its designation thereof, and the rights, preferences, privileges and restrictions of the shares of such series, all are fixed and established as follow:

I.           Designation and Amount

The series is designated the "Series P Preferred Stock."  The number of shares constituting the Series P Preferred Stock is fifty thousand (50,000).  Such number of shares may be increased or decreased by resolution of the board of directors, but no decrease shall reduce the number of shares of Series P Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series P Preferred Stock.

II.           Dividends and Distributions

(A)           Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series P Preferred Stock with respect to dividends, the holders of shares of Series P Preferred Stock, in preference to the holders of Common Stock of the Corporation, shall be entitled to receive, when, as and if declared by the board of directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (a "Quarterly Dividend Payment Date"), starting on the first Quarterly Dividend Payment Date after the first issuance of a share of Series P Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for  adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share of Series P Preferred Stock.  If the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series P Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)           The Corporation shall declare a dividend or distribution on the Series P Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock);  PROVIDED that, if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series P Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)           Dividends shall begin to accrue and be cumulative on outstanding shares of Series P Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series P Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series P Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The board of directors may fix a record date for the determination of holders of shares of Series P Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

III.           Voting Rights

The holders of shares of Series P Preferred Stock shall have the following voting rights:

(A)           Subject to the provision for adjustment hereinafter set forth, each share of Series P Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation.

(B)           Except as otherwise provided herein, or in any other resolutions of the board of directors creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series P Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)           Except as set forth herein, in the Corporation's articles of incorporation or as otherwise provided by law, holders of Series P Preferred Stock shall have no voting rights.

IV.           Certain Restrictions

(A)           Whenever quarterly dividends or other dividends or distributions payable on the Series P Preferred Stock as provided in Section II are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series P Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)      declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series P  Preferred Stock;

(ii)        declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series P Preferred Stock, except dividends paid ratably on the Series P Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)         redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series P Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series P Preferred Stock; or

(iv)         redeem or purchase or otherwise acquire for consideration any shares of Series P Preferred Stock, or any shares of stock ranking on a parity with the Series P Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the board of directors) to all holders of such shares upon such terms as the board of directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)           The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section IV purchase or otherwise acquire such shares at such time and in such manner.

V.           Reacquired Shares

Any shares of Series P Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the articles of incorporation, any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

VI.           Liquidation, Dissolution, or Winding Up

Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series P Preferred Stock unless, prior thereto, the holders of shares of Series P Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series P Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series P Preferred Stock, except distri-butions made ratably on the Series P Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series P Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

VII.                      Consolidation, Merger, Etc.

In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series P Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.  If the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series P Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

VIII.           Redemption

The shares of Series P Preferred Stock shall not be redeemable.

IX.           Rank

The Series P Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

X.           Amendment

The articles of incorporation of the Corporation shall not be amended in any manner which would alter or change the powers, preferences or special rights of the Series P Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series P Preferred Stock, voting together as a single class.

Dividends shall be payable upon the preferred or common stock at the discretion of the Board of Directors of the Corporation at such times and in such amounts as it deems advisable, subject, however, to the provisions of any applicable law; provided further however, that any dividends which may be declared by the Board of Directors of the Corporation shall be paid in cash or property only out of the unreserved and unrestricted earned surplus of the Corporation, except as otherwise provided by the applicable laws of the State of Wyoming and except that the Board of Directors of the Corporation , from time to time, may distribute to its shareholders in partial liquidation, out of capital surplus of the Corporation, a portion of its assets, in cash or property, subject to the following provisions:

1.	No such distribution shall be made at a time when the corporation is insolvent or when such distribution would render the Corporation insolvent; and

2.
Each such distribution when made shall be identified as a distribution in partial liquidation and the amount per share disclosed to the shareholders receiving the same concurrently with the distribution thereof.

Each outstanding share of common stock, $.01 par value, shall be entitled to one vote at shareholders’ meetings, either by person or by proxy.

In all elections for directors, every holder of the common stock shall have the right to vote in person, by proxy or by voting trustee under any voting trust, the number of shares of stock owned by him for as many persons as there are directors to be elected, or to cumulate such shares and to give one candidate as many votes as shall be equal to the number of directors multiplied by the number of his shares of stock or to distribute them on the same principle among as many candidates as he shall think fit; and directors shall not be elected in any other manner.  Holders of preferred stock shall have such voting rights as are established by the Board of Directors in accordance with the terms hereof.

No holder of shares of common or preferred stock or any other securities which the Corporation may now or hereafter be authorized to issue shall be entitled to any preemptive or preferential right to subscribe to any unissued common or preferred stock or any other securities which the Corporation may now or hereafter be authorized to issue.  The Board of Directors of the Corporation, however, in its discretion by resolution, may determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of its common or preferred stock or solely to the holders of any class or classed of such stock, which the corporation may now or hereafter be authorized to issue, in such proportions based on stock ownership as the Board of Directors in its discretion may determine.

The Board of Directors may restrict the transfer of any of the Corporation’s common or preferred stock or any other securities which the Corporation may now or hereafter authorize to issue by giving the Corporation or any shareholder “first right of refusal to purchase” the stock, by making the stock redeemable or by restricting the transfer of the stock under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the laws of the State of Wyoming.  Any stock so restricted must carry a conspicuous legend noting the restriction and the place where such restriction may be found in the records of the Corporation.

ARTICLE  V

Place of Business

The address of the Corporation’s principal office is 877 North 8th West, Riverton, WY.  The agent for service of process at that address will be Keith G. Larsen.

ARTICLE  VI

Directors

The affairs of the Corporation shall be governed by a Board of Directors of not less than three (3) nor more than seven (7) directors who shall be elected in accordance with the By-Laws of the Corporation and the statutes of the State of Wyoming now or hereafter in effect.  The number of directors shall be increased to decreased in accordance with the By-Laws of the Corporation and the laws of the State of Wyoming as now or hereafter in effect.

Directors of the Corporation need not be residents of the State of Wyoming and need not own shares of the Corporation’s stock.

Meetings of the Board of Directors, regular or special, may be held within or without the State of Wyoming upon such notice as may be prescribed by the By-Laws of the Corporation.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends such meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors needs to be specified in the notice of waiver of notice of any such meeting unless the By-Laws of the Corporation otherwise require.

A majority of the number of directors at any time constituting the Board of Directors shall constitute a quorum for the transaction of business; and the action of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.  Any directorship to be filled by reason of any increase in the number of directors shall be filled by election at an annual meeting of shareholders of the Corporation or a special meeting of such shareholders called for that purpose.

Pursuant to section 17-16-808(a) of the Wyoming Business Corporation Act, a director of the Company shall be removed by the shareholders only for cause.

The Board of Directors shall have the power to designate, by resolution passed by a majority of the whole board, not less than two (2) of its members to constitute an Executive Committee which, to the extent provided in said resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business, affairs, and property of the Corporation during the intervals between the meetings of the directors, including the power to authorize the seal of the Corporation to be affixed to all papers that may require it; and when the seal has been so affixed pursuant to such authority, it shall be deemed to have been affixed by order of the Board of Directors.

The Board of Director of the Corporation may, from time to time, distribute to its shareholders in partial liquidation, out of capital surplus of the Corporation, a portion of its assets, in cash or property, subject to the following provisions:

1.	No such distribution shall be made at a time when the Corporation is insolvent or when such distribution would render the Corporation insolvent.

2.
Each such distribution, when made, shall be identified as a distribution in partial liquidation and the amount per share disclosed to the shareholders receiving the same concurrently with the distribution thereof.

ARTICLE  VII

By-Laws

The By-Laws of the Corporation shall be adopted by its Board of Directors.  The power to alter, amend, or repeal the By-Laws, or to adopt new By-Laws, shall be vested in the Board of Directors, except as may otherwise be specifically provided in the By-Laws.

ARTICLE  VIII

Transactions with Directors and other Interested Parties

No contract or other transaction between the Corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this Corporation, and no act of this Corporation shall in any way be affected or invalidated by the fact that any of the directors of this Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation.  Any director of this Corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this Corporation or a majority thereof; and any director of this Corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation that shall authorize such a contract or transaction and may vote there at to authorize such contract or transaction with like force and effect as if he were not such director or officer of such other corporation or not so interested.

ARTICLE  IX

Section  1.                           Upon the adoption of this provision to the Articles of Incorporation, the Board of Directors shall be divided into three classes, as equal in number as the total number of members of the Board of Directors provided in the By-Laws permits.  The Board of Directors shall be separated into three classes which shall be denominated as Class one, Class Two and Class Three.

Section  2.                           In the voting upon the election of members of the Corporation’s Board of Directors which first occurs after the filing of an amendment to the Corporation’s Articles of Incorporation containing these provisions for a classified Board of Directors, the persons nominated as Class One directors shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors have been duly elected or appointed and qualified or until death, resignation or removal.  Persons nominated for election as Class Two directors shall be elected to hold office for a term expiring at the second succeeding annual meeting and until their successors have been duly elected or appointed and qualified or until death, resignation or removal.  Persons nominated for election as Class Three directors shall be elected to hold office for a term expiring at the next succeeding annual meeting and until their successors have been duly elected or until death, resignation or removal.  At all meetings thereafter, directors then being elected shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors have been duly elected or appointed and qualified or until death, resignation or removal, except for directors being elected solely by a series of preferred stock, if the resolution defining the rights of such series specifically state that the directors being elected by the holders of that series of preferred stock shall be elected to serve only until the next annual meeting of shareholders  and until their successors have been duly elected or until death, resignation or removal.  Any vacancies in the Board of Directors for any reason and any newly created directorships resulting from any increase in the number of created directorships resulting from any increase in the number of directors may be filled by the Board of Directors acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected or appointed and qualified or until death, resignation or removal.  No decrease in the number of directors shall shorten the term of any incumbent director.

Section  3.                           Notwithstanding any other provision of these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of 75% of the total votes of the shares entitled to vote generally in the election of directors (considered for this purpose as one class) shall be require to amend, alter, change or repeal this Article IX of the Articles of Incorporation.

ARTICLE  X

No Director shall be personally liable to the Corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 17-16-833 of the Wyoming Statutes, or any amendment thereto or successor provision thereto, and except for any matter in respect of which such director shall be liable by reason that he (i) has breached his duty of loyalty to the corporation of its shareholders, (ii) has not acted in good faith or, in failing to act, has not acted in good faith, (iii) has acted in a manner involving intentional misconduct or a knowing violation of law, in failing to act, as acted in a manner involving intentional misconduct or a knowing violation of law, or (iv) has derived an improper personal benefit.  Neither the amendment nor repeal of this Article X, nor the adoption of any provision of the Articles of Incorporation inconsistent with the Article X, shall eliminate or reduce the effect of this Article X in respect of any matter occurring or any cause of action, suit in respect of any matter occurring, or any cause of action, suit or claim that, but the this Article X would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE  XI

Voting of Company Securities Held By Majority-Owned Subsidiaries

Notwithstanding Wyoming Statues Section 17-16-721(b) or any successor provision, shares of a voting class of the Corporation’s stock that are owned by a subsidiary of the Corporation may be voted even though the Corporation holds a majority of the shares entitled to vote for the directors of the subsidiary holding such shares; provided, however, that the voting rights held by any single such majority-controlled subsidiary with respect to a class of voting stock shall be limited to 40% of the total outstanding shares of that class.

Executed in duplicate original this 13th day of October, 2009.

U.S. ENERGY CORP.

By  /s/  Keith G. Larsen
Keith G. Larsen,
CEO & Chairman

ATTEST:

/s/ Steven R. Youngbauer
Steven R. Youngbauer,
Secretary

STATE OF WYOMING                              )
)  ss.
COUNTY OF FREMONT                            )

The foregoing was subscribed and sworn to before me by Keith G. Larsen, CEO & Chairman of U.S. Energy Corp. this 13th day of October, 2009.

WITNESS my hand and official seal.

__________________________________________
NOTARY PUBLIC